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                                                                    EXHIBIT 21.1

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF MARCH 31, 2008

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                                                                   JURISDICTION
                                                                        OF
NAME                                                               INCORPORATION
----                                                              --------------
Changepoint International SRL..................................   Barbados
Compuware A.B..................................................   Sweden
Compuware AG...................................................   Switzerland
Compuware Austria GmbH.........................................   Austria
Compuware A/S..................................................   Denmark
Compuware Asia Pacific Limited.................................   Hong Kong
Compuware Asia Pacific Pte. Ltd................................   Singapore
Compuware Asia-Pacific Pty. Ltd................................   Australia
Compuware B.V..................................................   Netherlands
Compuware Corporation of Canada................................   Canada
Compuware Covisint (Shanghai) Software Services Co. Ltd........   China
Compuware de Mexico............................................   Mexico
Compuware do Brasil S/A........................................   Brazil
Compuware Europe B.V...........................................   Netherlands
Compuware Finland OY...........................................   Finland
Compuware Foreign Sales Corporation............................   Barbados
Compuware GmbH.................................................   Germany
Compuware India Software Operations Private Ltd................   India
Compuware International I LLC..................................   Michigan
Compuware Japan Corporation....................................   Japan
Compuware Korea ...............................................   Korea
Compuware Ltd..................................................   United Kingdom
Compuware Nordic AS............................................   Norway
Compuware NV/SA................................................   Belgium
Compuware Overseas Holding Corporation.........................   Michigan
Compuware S.A..................................................   Spain
Compuware S.A.R.L..............................................   France
Compuware System Software B.V..................................   Netherlands
Compuware Sp. Z.o.o............................................   Poland
Compuware SpA..................................................   Italy
Compuware Ireland Ltd..........................................   Ireland
Proxima Technology Limited.....................................   United Kingdom
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